Exhibit 99.1

FALCON MINERALS CORPORATION REPORTS RESULTS FOR THIRD QUARTER 2021 AND DECLARES QUARTERLY DIVIDEND

NEW YORK, NY – November 3, 2021 – Falcon Minerals Corporation (“Falcon,” or the “Company,” “we,” “our,”) (NASDAQ: FLMN, FLMNW), a leading oil and gas minerals company, today announces financial and operating results for the third quarter 2021 and declares its third quarter 2021 dividend.

Highlights

●	Net production of 4,535 barrels of oil equivalent per day (“Boe/d”) for the third quarter 2021
●	Averaged 4 rigs running on Falcon’s Eagle Ford position during the third quarter 2021
●	62 gross wells (0.31 net) were turned in line during the third quarter 2021
●	140 gross line-of-sight wells (1.57 net) permitted and in active development as of November 1, 2021 on the Company’s Eagle Ford position
●	Received $1.1 million of lease bonus revenue in the Marcellus Shale during the third quarter 2021
●	Third quarter 2021 net income of $10.5 million(1)
●	Adjusted EBITDA of $14.7 million for the third quarter 2021(2)
●	Pro-forma Free Cash Flow increased to $13.9 million in the third quarter 2021(2)
●	Third quarter 2021 dividend declared of $0.155 per share
●	Dividend will be paid on December 8, 2021 to all shareholders of record on November 23, 2021

(1)	Net income shown above includes amounts attributable to non-controlling interests.
(2)	Please refer to the disclosure on pages 6-7 for a reconciliation of the identified non-GAAP measures to net income, the most comparable financial measure prepared in accordance with GAAP.

Bryan C. Gunderson, President and Chief Executive Officer of Falcon Minerals commented, “Falcon’s assets performed as expected in the third quarter, exceeding the high end of the free cash flow per share guidance range provided to investors in August.” Mr. Gunderson continued saying, “Falcon’s oil-weighted Eagle Ford assets and high payout ratio afforded shareholders the immediate benefits of the pricing environment we have experienced since the summer. In addition, we are pleased to see our assets in the Marcellus make a meaningful contribution this quarter through more than $1 million in new lease bonuses. Looking ahead, we are excited for Falcon’s future as operators finalize 2022 budgets with the strength of the current commodity backdrop influencing plans for next year.”

Matthew B. Ockwood, Falcon’s Chief Financial Officer added, “Falcon’s financial position continues to be strong in the third quarter. Net debt to LTM EBITDA now sits at 0.74x and should fall further as we approach year end. With our high-quality balance sheet and attractive cash margins, we are pleased to announce a sequential increase in the quarterly dividend to $0.155 per share. The third quarter dividend represents a payout ratio of 97% of the Company’s available free cash flow per share of $0.16.”

Financial Results

Falcon realized prices of $69.61 per barrel (“bbl”) for crude oil, $3.65 per thousand cubic feet (“mcf”) for natural gas and $33.92/bbl for natural gas liquids (“NGL”) during the third quarter 2021.

Falcon reported net income of $10.5 million, or $0.12 of net income per Class A common share, for the third quarter 2021, which includes amounts attributable to non-controlling interests. Falcon generated royalty revenue of $19.1 million (approximately 71% oil) and lease bonus revenue of $1.1 million for the third quarter 2021. The Company reported Adjusted EBITDA (a non-GAAP measure defined and reconciled on pages 6-7) of $14.7 million for the third quarter 2021.

Cash operating costs consisting of production and ad valorem taxes and marketing and transportation expenses for the third quarter 2021 were $1.5 million. General and administrative expense for the third quarter 2021, excluding non-cash stock-based compensation, was approximately $2.7 million.

As of September 30, 2021, the Company had $36.5 million of borrowings on its revolving credit facility, and $3.6 million of cash on hand, resulting in net debt of approximately $32.9 million at the end of the quarter. Falcon’s net debt / LTM EBITDA ratio was 0.74x as of September 30, 2021. (3)

(3)	Calculated by dividing the sum of total debt outstanding less cash on hand as of September 30, 2021 by Adjusted EBITDA for the trailing 12-month period. Please refer to the disclosure on pages 6-7 for the Reconciliation of net income to Non-GAAP Measures.

Third Quarter 2021 Dividend

Falcon’s Board of Directors declared a dividend of $0.155 per Class A share for the third quarter 2021. During the third quarter 2021, the Company generated Pro-forma Free Cash Flow of $13.9 million, or $0.16 per share (as described and reconciled on page 6-7). The dividend for the third quarter 2021 will be paid on December 8, 2021 to all Class A shareholders of record on November 23, 2021. The third quarter 2021 dividend does not have any effect on the current $11.34 exercise price of the Company’s outstanding warrants.

The Company expects that greater than 50% of its 2021 dividends will not constitute taxable dividend income and instead will result in a non-taxable reduction to the tax basis of the shareholders’ common stock. The reduced tax basis will increase a shareholders’ capital gain (or decrease shareholders’ capital loss) when shareholders’ sell their common stock.

Operational Results

Falcon’s production averaged 4,535 Boe/d during the third quarter 2021, of which approximately 47% was oil. Eagle Ford production was approximately 57% oil during the third quarter 2021. Falcon had 62 gross wells turned in line (0.31 net wells) with an average net royalty interest (“NRI”) of approximately 0.5% during the third quarter 2021.

Falcon currently has 2,225 gross producing Eagle Ford wells, and the Company’s average NRI for all producing wells is approximately 1.26%. As of November 1, 2021, the Company had 140 line-of-sight wells (1.57 net wells) with an average NRI of 1.12% in various stages of development on Falcon’s Eagle Ford minerals position. These wells are comprised of the following:

Line-of-Sight Wells (As of November 1, 2021)

Stage of Activity	Gross Wells	Net Wells	NRI %
Permitted	73	0.93	1.27%
Waiting on completion	63	0.63	1.00%
Waiting on connection	4	0.02	0.47%
Total line-of-sight	140	1.57	1.12%

Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss third quarter 2021 results on Thursday, November 4, 2021 at 9:00 am ET. Participants for the conference call should dial (888) 567-1602 (International: (862) 298-0702). A replay of the Falcon earnings call will be available starting at 2:00 pm ET on November 4, 2021. Investors and interested parties can listen to the replay on www.falconminerals.com in the Events page of the Investor Relations section or call (888) 539-4649 (International: (754) 333-7735). At the system prompt, dial your replay code (156513#); playback will automatically begin.

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted mineral rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering approximately 256,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt, and Gonzales Counties in Texas. The Company also owns approximately 80,000 gross unit acres in the Marcellus Shale across Pennsylvania, Ohio, and West Virginia. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers not to place any undue reliance on these forward-looking statements as forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, future dividends paid, the tax treatment of dividends paid, Falcon’s plans, initiatives, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; the COVID-19 pandemic and its impact on Falcon and on the oil and gas industry as a whole; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; Falcon’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s most recent annual report on Form 10-K as well as any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

FALCON MINERALS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Oil and gas sales	$19,130	$9,942	$52,227	$29,848
Lease bonus and other revenue	1,110	-	1,162	-
Loss on hedging activities	(1,026)	(273)	(5,510)	(463)
Total revenue	19,214	9,669	47,879	29,385
Expenses:
Production and ad valorem taxes	1,078	745	2,985	2,205
Marketing and transportation	466	562	1,330	1,567
Amortization of royalty interests in oil & gas properties	3,870	3,542	11,082	10,485
General, administrative and other	3,249	2,806	9,063	8,618
Total expenses	8,663	7,655	24,460	22,875
Operating income	10,551	2,014	23,419	6,510

Other income (expense):
Change in fair value of warrant liability	1,669	971	(740)	6,856
Other income	13	31	38	94
Interest expense	(477)	(490)	(1,452)	(1,706)
Total other income (expense)	1,205	512	(2,154)	5,244
Income before income taxes	11,756	2,526	21,265	11,754
Provision for income taxes	1,277	243	3,024	400
Net income	10,479	2,283	18,241	11,354
Net income attributable to non-controlling interests	(4,671)	(723)	(10,198)	(2,278)
Net income attributable to shareholders	$5,808	$1,560	$8,043	$9,076

Class A common shares - basic	$0.12	$0.03	$0.17	$0.20
Class A common shares - diluted	$0.11	$0.02	$0.17	$0.13

FALCON MINERALS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$3,561	$2,724
Accounts receivable	9,575	5,419
Prepaid expenses	1,078	766
Total current assets	14,214	8,909
Royalty interests in oil & gas properties, net of accumulated amortization	197,695	207,505
Property and equipment, net of accumulated depreciation	348	427
Deferred tax asset, net	53,056	55,773
Other assets	2,225	3,015
Total assets	$267,538	$275,629

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,735	$1,540
Other current liabilities	3,180	1,557
Total current liabilities	7,915	3,097
Credit facility	36,500	39,800
Warrant liability	4,244	3,503
Other non-current liabilities	632	828
Total liabilities	49,291	47,228

Shareholders’ equity:
Class A common stock	5	5
Class C common stock	4	4
Additional paid in capital	120,695	121,053
Non-controlling interests	85,834	88,637
Retained earnings	11,709	18,702
Total shareholders’ equity	218,247	228,401
Total liabilities and shareholders’ equity	$267,538	$275,629

Non-GAAP Financial Measures

Adjusted EBITDA and Pro-forma Free Cash Flow are supplemental non-GAAP financial measures used by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies. We believe Adjusted EBITDA and Pro-forma Free Cash Flow are useful because they allow us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA and Pro-forma Free Cash Flow to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as net income before interest expense, net, depletion and depreciation expense, provision for income taxes, change in fair value of warrant liability, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation. We define Pro-forma Free Cash Flow as net income before depletion and depreciation expense, provision for income taxes, change in fair value of warrant liability, unrealized gains and losses on commodity derivative instruments and non-cash equity-based compensation less interest expense and cash income taxes. Adjusted EBITDA and Pro-forma Free Cash Flow are not measures of net income as determined by GAAP. We exclude the items listed above from net income in calculating Adjusted EBITDA and Pro-forma Free Cash Flow because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA and Pro-forma Free Cash Flow are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Pro-forma Free Cash Flow.

Adjusted EBITDA and Pro-forma Free Cash Flow should not be considered an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA and Pro-forma Free Cash Flow may not be comparable to other similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDA and Pro-forma Free Cash Flow

(in thousands, except per share amounts):

		Fully Converted
		Per Share Basis
	Three Months Ended	Three Months Ended
	September 30, 2021	September 30, 2021 (1)
Net income	$10,479	$0.12
Interest expense (2)	477	0.01
Depletion and depreciation	3,896	0.04
Share-based compensation	545	0.01
Unrealized gain on commodity derivatives	(267)	(0.00)
Change in fair value of warrant liability	(1,669)	(0.02)
Income tax expense	1,277	0.01
Adjusted EBITDA	$14,738	$0.17
Interest expense (2)	(477)	(0.01)
Pro-forma cash income taxes (3)	(404)	(0.00)
Pro-forma Free Cash Flow	$13,857	$0.16

(1)	Per share information is presented on a fully converted basis of 86.9 million common shares which is inclusive of 46.3 million Class A common shares, 40.0 million Class C common shares and 0.6 million unvested restricted stock awards that are outstanding as of September 30, 2021. As such, net income per fully converted share in this schedule is not comparable to net income per share of $0.12 for the period ended September 30, 2021 as shown on the Condensed Consolidated Statements of Operations.
(2)	Interest expense includes amortization of deferred financing costs.
(3)	Pro-forma cash income taxes are estimated on a pro-rata basis and therefore based upon net income before non-controlling interest considerations.

Calculation of cash available for dividends for the third quarter 2021 (in thousands):

Three Months Ended
September 30,
2021
Adjusted EBITDA	$14,738
Interest expense (2)	(477)
Pro-forma cash taxes (3)	(404)
Net cash available for distribution	$13,857

Cash to be distributed to non-controlling interests	$6,387
Cash to be distributed to Falcon Minerals Corp. (4)	$7,405

Dividends to be paid to Class A shareholders	$7,188

(2)	Interest expense includes amortization of deferred financing costs.
(3)	Pro-forma cash income taxes are estimated on a pro-rata basis and therefore based upon net income before non-controlling interest considerations.
(4)	Includes approximately $217k of cash for current income taxes at Falcon Minerals Corporation.

FALCON MINERALS CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Production Data:
Oil (bbls)	194,845	197,652	600,884	656,326
Natural gas (Mcf)	985,012	899,399	2,841,167	2,642,963
Natural gas liquids (bbls)	58,209	63,821	171,292	188,297
Combined volumes (boe)	417,223	411,373	1,245,704	1,285,117
Average daily combined volume (boe/d)	4,535	4,471	4,563	4,690

Average sales prices:
Oil (bbls)	$69.61	$36.91	$63.78	$34.65
Natural gas (mcf)	$3.65	$1.98	$3.22	$1.88
Natural gas liquids (bbls)	$33.92	$13.58	$27.76	$11.42
Combined per boe	$45.86	$24.17	$41.93	$23.24

Average costs ($/boe):
Production and ad valorem taxes	$2.58	$1.81	$2.40	$1.72
Marketing and transportation expense	$1.12	$1.37	$1.07	$1.22
Cash general and administrative expense	$6.42	$4.59	$7.36	$4.90
Interest expense, net	$1.14	$1.19	$1.17	$1.33
Depletion	$9.28	$8.61	$8.90	$8.16

Falcon Minerals Contact:

Matthew B. Ockwood

Chief Financial Officer

mockwood@falconminerals.com